UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

RENEW ENERGY RESOURCES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27277	61-1564593
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5025 W Lemon Street, Suite 200
Tampa, Florida 33609
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 637 - 2233

VITALTRUST BUSINESS DEVELOPMENT COPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2008, the Directors of VitalTrust Business Development Company formerly adopted a new business direction as a vertically integrated renewable energy company.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 30, 2008 VitalTrust Business Development Corporation merged with Renew Energy Resources, Inc. for the purpose of changing its name consistent with Nevada Revised Statute 92A.130.

Item 5.01	Change of Control of Registrant

There was no change of control of Registrant. On April 30, 2008, the Company filed an Article of Merger with the State of Nevada changing the Company’s name to Renew Energy Resources, Inc. Concurrent with the April 30, 2008 merger of VitalTrust Business Development Corporation with Renew Energy Resources, Inc., each share of VitalTrust Business Development Corporation was exchanged for one share of Renew Energy Resources, Inc. Registrant, with this action, merely changed its name and there was no consideration paid.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

(4)
Financial statements of Renew Energy Resources, Inc. (f.k.a. VitalTrust Business Development Corporation) are expected to be filed within 30 days, and in no event later than the 71 calendar days specified in the General Instructions for Form 8-K.

Exhibit 1 - Renew Energy Resources, Inc. Articles of Incorporation filed with the State of Nevada on April 14, 2008

Exhibit 2 - Articles of Merger filed with the State of Nevada on April 30, 2008 merging VitalTrust Business Development Corporation into Renew Energy Resources, Inc. on April 30, 2008

Exhibit 99.9 Press Release issued April 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEW ENERGY RESOURCES, INC.

Date: June 12, 2008	By: /s/ Stephen C. Steckel Name: Stephen C. Steckel Title: Chief Financial Officer